SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                  __________________________________________


                                   FORM 8-K

                                CURRENT REPORT

                    PURSUANT TO SECTION 13 OR 15(d) OF THE

                       SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported) June 28, 1999


                           FirstFed Financial Corp.
            (Exact name of registrant as specified in its charter)



       Delaware                   1-9566                      95-4087449
  (State of Incorporation)   (Commission File No.)         (IRS Employer
                                                     Identification No.)



401 Wilshire Boulevard, Santa Monica, California,             90401-1490
(Address of principal executive offices)                      (Zip Code)


Registrant's telephone number, including area code (310)319-6000




Total number of pages is 4
Index to Exhibit is on Page 3.



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Item 5.  Other Events.

On June 28, 1999, the registrant, FirstFed Financial Corp., issued a press release. A copy of this press release is attached and incorporated herein as
Exhibit 99.

Item 7.  Financial Statements and Exhibits

      a)    Financial Statements of businesses acquired.

            Not applicable.

      b)    Pro forma financial information.

            Not applicable.

      c)    Exhibits

            99.  Press release dated June 28, 1999.



                             S I G N A T U R E S

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                          FIRSTFED FINANCIAL CORP.




Dated:  June 28, 1999                     By:   /s/ Babette E. Heimbuch
                                                -----------------------
                                                Name: Babette E. Heimbuch
                                                Title: President and CEO

                                       3
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                              INDEX TO EXHIBITS

Item                                                                    Page

99                      Press Release dated June 28, 1999               4



                                       1
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     Santa Monica, California, June 28, 1999 - FirstFed Financial Corp.
(NYSE, symbol "FED"), parent company of First Federal Bank of California, announced today that it has entered into a Letter of Intent to purchase Professional Bancorp, Inc. (AMEX symbol "MDB"), parent company for First Professional Bank. First Federal Bank is a $3.8 billion asset federal savings bank headquartered in Santa Monica, California. Through its 24 retail banking offices and 6 loan offices in Southern California, it offers a wide range of financial services, including real estate loans (residential and income property) and consumer banking products. First Professional Bank is a $250 million asset commercial bank, also headquartered in Santa Monica, California. First Professional Bank offers a wide range of commercial banking services primarily directed towards the healthcare industry. It currently offers these services through six locations and an extensive courier service in Southern California.

      Ms. Babette Heimbuch, Chief Executive Officer and President of FirstFed, stated that "this transaction represents a significant step in our plan to expand the products and services of our company and continue our development as a full service financial institution." Ms. Heimbuch further stated that "the addition of Ms. Melinda McIntyre-Kolpin and her management team to FirstFed will provide the combined institution with the management resources necessary to complete our strategic plan."

      The transaction calls for FirstFed to pay $23.50 in cash for each share of Professional Bancorp stock. The acquisition, which is subject to several conditions including negotiation of a definitive agreement, regulatory approval and approval of Professional Bancorp's shareholders, is expected to close in the fourth quarter of 1999 or the first quarter of 2000. The anticipated purchase price is 23.5 times Professional Bancorp's estimated 1999 earnings and 1.84 times its current book value per share.

      A condition to consummation of the acquisition is the negotiation of an agreement whereby FirstFed Financial Corp. will acquire Network Health Financial Services, a privately owned company of which Ms. McIntyre-Kolpin is the Chief Executive Officer. Network Health currently provides First Professional Bank with management and marketing services related to the healthcare industry. It is intended that Ms. McIntyre-Kolpin will remain Chief Executive Officer of NHFS (which will become a wholly owned subsidiary of First Federal Bank of California), and will continue to manage the combined Bank's healthcare financial services business.

      This press release contains certain forward-looking statements that are subject to various factors which could cause actual results to differ materially from such statements. Such factors include, but are not limited to, (1) the possibility that the transactions discussed herein may not be consummated or may be delayed, (2) the possibility that the terms of such transactions, if consummated, may differ from the terms described herein, and
(3) changing economic, market or business conditions.